Exhibit (a)(7)

                           SCUDDER TARGET EQUITY FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Target Equity Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated September 15, 1994 (the "Amended Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on November 28, 2001:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Amended Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Scudder Target Equity Fund to Scudder Target Fund, effective February 15, 2002, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and here is, approved.

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


/s/John W. Ballantine                               /s/Lewis A. Burnham
---------------------------                         -------------------------
John W. Ballantine, Trustee                         Lewis A. Burnham, Trustee



/s/Mark S. Casady                                   /s/Linda C. Coughlin
---------------------------                         -------------------------
Mark S. Casady, Trustee                             Linda C. Coughlin, Trustee



/s/Donald L. Dunaway                                /s/James R. Edgar
---------------------------                         -------------------------
Donald L. Dunaway, Trustee                          James R. Edgar, Trustee



/s/William F. Glavin, Jr.                           /s/Robert B. Hoffman
---------------------------                         -------------------------
William F. Glavin, Jr., Trustee                     Robert B. Hoffman, Trustee



/s/Shirley D. Peterson                              /s/Fred B. Renwick
---------------------------                         -------------------------
Shirley D. Peterson, Trustee                        Fred B. Renwick, Trustee



/s/William P. Sommers                               /s/John G. Weithers
---------------------------                         -------------------------
William P. Sommers, Trustee                         John G. Weithers, Trustee


Dated:  February 15, 2002